Fourth quarter FY17 earnings presentation Bristow Group Inc. May 24, 2017 Exhibit 99.1

Forward-looking statements Statements contained in this presentation regarding the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding earnings guidance and earnings growth, expected contract revenue, expected liquidity, capital deployment strategy, operational and capital performance, impact of new contracts, cost reduction initiatives, capex deferral, shareholder return, liquidity, market and industry conditions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Risks and uncertainties include, without limitation: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by clients and suppliers; the risk of reductions in spending on helicopter services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our ability to obtain financing; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment and Operational Excellence programs; availability of employees with the necessary skills; and political instability, war or acts of terrorism in any of the countries in which we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2017. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Executive summary and safety review

Q4 FY17 operational safety review

- Safety continues to be our primary focus as the FY17 Action Plan produced critical improvements
- FY17 AAR was 0.60 due to a training accident at Bristow Academy in which there were no injuries
- Our global H225 operations remain suspended which continues to negatively impact our service offerings and financial results
- We continue to monitor litigation and explore all options with Airbus



Air Accident Rate[1] (AAR) per 100,000 flight hours (fiscal year)
1.44[2]
0.00
0.00
1.04
0.60
FY13
FY14
FY15
FY16
FY17



Total Recordable Injury Rate[3] (TRIR) per 200,000 man hours (cumulative)
0.31
0.26
0.23
0.37
0.33
FY13
FY14
FY15
FY16
FY17

1) AAR prior to FY16 includes commercial helicopter operations for Bristow Group and consolidated affiliates. AAR beginning in FY16 includes all Category A and B accidents for consolidated Bristow operations, including Airnorth, Bristow Academy and Eastern Airways.
2) FY13 AAR of 0.96 amended to include confirmed NAIB accident classification for 5N-BFF accident in October 2012
3) TRIR beginning in FY15 includes consolidated commercial operations, corporate, Bristow Academy, Eastern Airways, and Airnorth employees

Bristow HeliOffshore TARGET ZERO

4

Our successful response to FY17 challenges provides a roadmap and confidence for success in FY18 The March 2017 quarter results reflect continued pressure on our oil and gas business as offshore activity remains low Our FY17 results were also impacted by the grounding of the H225, including increased lease and personnel costs for replacement aircraft We increased liquidity by $76M during the quarter through $26M of operating cash flow and funding of $290M of previously announced secured financings We continue to progress the ~$230M GECAS secured financing with closing expected by June 30, 2017 Offshore E&P spend is expected to be down again in FY18 and we expect increasingly challenging market conditions for the entire offshore OFS sector Similar to successful actions taken in FY17, we are responding with further cost efficiencies, portfolio optimization and secured financings to remain competitive as activity levels remain depressed

FY18 begins with liquidity of $357 million due to excellent progress in FY17 Total liquidity1 $ in millions At period end Announced/closed but unfunded financings plus reported liquidity as of March 31, 2017 Subject to execution of definitive agreements and market conditions 415 530 370 360 PF: 587 2302,3 Amended bank covenants with significant headroom Cost reductions including initiation of leased aircraft return $95M in capex deferral $400M in low cost, multi-year funded financings

We have a number of levers that can increase our $200 - $245 million FY18 ending liquidity

These additional actions are underway, similar to FY17's successful efforts

- ✓ Further cost efficiencies with portfolio optimization
- ✓ OEM cost recovery and capex deferrals
- ✓ Additional low-cost financings

We can improve on the $200-$245 million liquidity to start FY19

$ in millions	Low	High
Liquidity as of March 31, 2017	**$357**	
Operating cash flow[1]	(60)	(40)
Net capex[2]	(100)	(80)
Net financing impact[3]	15	15
Dividend	(10)	(10)
Expected liquidity as of March 31, 2018[4]	**$200**	**$245**

1) FY18 operating cash flow range of ~$(60M) to $(40M) is consistent with the guidance given on the following page and assumes FX rates as of March 31, 2017.
2) Net capex includes aircraft capex commitments per Note 7 of the 10-K of ~$60M, plus $50M of non-aircraft capex, offset by $10 (low) to $30M (high) of aircraft sales.
3) Net financing impact includes GECAS financing inflow of ~$230M plus ~$15M H225 lease payment deferral less debt amortization outflow per Note 5 of the 10-K of ~$135M less $95M of additional debt pay down outflow from the GECAS financing proceeds.
4) Expected liquidity range as of March 31, 2018 subject to business, market, and foreign currency uncertainty.

Bristow

TARGET ZERO

7

FY18 guidance as of March 31, 2017[1]

	Operating Revenue[2]	Adjusted EBITDA[2,3]	Rent[2]
Oil and gas	~$850M to ~$950M	~$(35M) to ~$(10M)	~$155M to ~$165M
U.K. SAR	~$215M to ~$230M	~$40M to ~$50M	~$45M to ~$50M
Eastern	~$105M to ~$115M	~$0M to ~$5M	~$10M to ~$12M
Airnorth	~$80M to ~$90M	~$5M to ~$10M	~$10M to ~$12M
Total	**~$1.3B to ~$1.4B**	**~$15M to ~$50M**	**~$225M to ~$235M**

G&A expense	~$180M to ~$200M
Depreciation expense	~$120M to ~$130M
Total aircraft rent[4]	~$200M to ~$205M
Total non-aircraft rent[4]	~$25M to ~$30M
Interest expense	~$55M to $65M
Non-aircraft capex	~$50M annually

1) FY18 guidance assumes FX rates as of March 31, 2017
2) Operating revenue, adjusted EBITDA and rent for oil and gas includes corporate and other revenue and the impact of corporate overhead expenses
3) Adjusted EBITDA for U.K. SAR and fixed wing (Eastern/Airnorth) excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP forward-looking information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization
4) Total aircraft rent and total non-aircraft rent are inclusive of respective component of rent expense for U.K. SAR, Eastern, Airnorth plus oil and gas

Similar to last year, our initial FY18 guidance can be improved through further G&A / opex efficiencies, capex elimination / deferrals, and other improvements

Bristow TARGET ZERO 8

Similar to FY17, we are taking additional steps to be successful in FY18 and beyond We remain focused on continuing to improve safety performance in FY18 Offshore E&P spend is expected to remain low in FY18 with the offshore transportation industry also going through structural changes that will require both consolidation and portfolio optimization Our FY17 funding of $400 million plus the anticipated additional ~$230 million GECAS in FY18 allows us to term out bank debt while expanding our liquidity runway We plan to further reduce our cost structure through G&A / opex efficiencies, capex elimination / deferrals, leased aircraft returns, and portfolio optimization to improve our financial performance as we progress through FY18

Operational highlights

Q4 FY17 results Adjusted EBITDA1 $ in millions Operating revenue $ in millions Net income (loss) Adjusted net income (loss) 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items

Europe Caspian United Kingdom Norway Turkmenistan Operating revenue $ in millions $ in millions Adjusted EBITDA1 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items

U.K. SAR 1) LACE count based on aircraft types specified in original contract

Africa Nigeria Egypt $ in millions Operating revenue $ in millions Adjusted EBITDA1 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items

Americas United States Canada Brazil Trinidad Operating revenue $ in millions Guyana $ in millions Adjusted EBITDA1 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items

Líder update Líder adjusted EBITDA1 1) Reconciliation of adjusted EBITDA, leverage and BVA provided in the appendix

Asia Pacific Russia Australia Malaysia Operating revenue $ in millions $ in millions Adjusted EBITDA1 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items

Appendix

Financing update Funded $200 million equipment financing secured by 20 oil and gas aircraft Lease five oil and gas aircraft as part of overall financing and to manage fleet operations Five-year borrowing at Libor + 5.35% Funded $200 million secured aircraft equipment financings $110 million facility funded on December 29, 2016 $90 million facility funded on January 30, 2017 Seven-year borrowings at Libor + 2.25% Executed commitment letter $230 million equipment financing secured by 20 oil and gas aircraft Deferral of up to $25 million of H225 lease payments Two-year lease extension of three contracted S-92 aircraft Six-year borrowing at Libor + 5.00% Lombard Macquarie Milestone/ GECAS

Organizational chart as of March 31, 2017 Business Unit (% of current period operating revenue) Corporate Region ( # of helicopters / # of fixed wing ) Joint Venture (# of aircraft) Key Operated Aircraft Bristow owned and/or operated 348 aircraft Affiliated Aircraft Bristow affiliates and joint ventures operated 111 aircraft * Includes corporate and other Bristow Europe Caspian 53% Africa 15% Americas 16% Asia Pacific 16% BRS Academy / Other 0%* U.K. – 65 / 31 Norway – 28 / 0 Nigeria – 47 / 5 U.S. GoM – 54 / 0 Canada – 8 / 0 Australia – 30 / 14 Brazil – 0 / 0 Egypt – 0 / 0 Russia – 7 / 0 Trinidad – 8 / 0 Florida – 43 / 1 Nevada – 4 / 0 Líder – 43 / 22 PAS – 39 / 7 Guyana – 3 / 0 Turkmenistan – 1 / 0

Next Generation Aircraft Mature Aircraft Medium capacity 12-15 passengers Large capacity 16-25 passengers Fleet as of March 31, 2017

Mature Aircraft 1) LACE does not include held for sale, training helicopters and fixed wing Next Generation Aircraft Small capacity 4-7 passengers Training capacity 2-6 passengers Fleet as of March 31, 2017 (continued)

Of the 122 aircraft currently leased in our fleet, 86 are commercial (71 LACE), 17 are training and 19 are fixed wing 71 LACE aircraft represent approximately 41% of our commercial fleet Our goal is for commercial fleet operating leases to account for approximately 35% of our LACE 1) The percentage of LACE leased is calculated by taking the total LACE for leased aircraft divided by the total LACE for all aircraft we operate, including both owned and leased aircraft. See 10-K Note 7 “Commitments and Contingencies” for more information provided on operating leases 1 Leased aircraft detail as of March 31, 2017

See 10-K Note 7 “Commitments and Contingencies” for more information provided on operating leases Consolidated fleet changes and aircraft sales

See 10-K Note 7 “Commitments and Contingencies” for more information provided on operating leases Held for sale and leased fleet by region

Operating revenue, LACE and LACE rate by region 4 $ in millions LACE rate is annualized $ in millions per LACE Excludes assets held for sale, Bristow Academy, Airnorth and Eastern Airways

Historical LACE by region Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Europe Caspian 48 46 52 56 58 60 60 57 62 68 70 72 Africa 23 23 21 21 21 22 23 24 24 24 22 21 Americas 48 46 53 52 51 48 48 47 47 45 46 45 Asia Pacific 29 28 28 30 30 30 34 30 31 29 31 29 Consolidated 147 142 154 158 161 160 165 158 163 166 168 166 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Europe Caspian 74 76 76 76 78 81 84 85 Africa 22 20 19 19 16 19 19 19 Americas 41 41 41 40 39 39 38 40 Asia Pacific 27 27 26 27 27 28 29 30 Consolidated 164 163 163 162 160 166 169 174 FY13 FY14 FY15 LACE FY16 FY17

Historical LACE rate by region $ in millions LACE rate calculated as YTD revenue annualized divided by period ending LACE count

Order and options book as of March 31, 2017 Orders that can be cancelled prior to delivery date

NOTE: The company derives market value from observable market data if available and may require utilization of estimates, applications of significant judgment and reliance upon valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices, and the balance of supply and demand. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet, or the Company. Also, the net asset FMV per share of $42.76 for March 31, 2017 includes the value of 16 owned H225s of ~$340 million. This is the value reported in our Q3 FY17 reporting as of December 31, 2016 and it has not been updated as third party appraisal sources are no longer publishing values for these aircraft as they are grounded. Net asset FMV and book value per share

Net asset FMV reconciliation The net asset FMV disclosed herein includes the last reported FMV (reported in Q3 FY17 earnings presentation) for 16 owned H225s totaling ~$340 million. Excluding these aircraft, net asset FMV per share would decrease by $9.43 to $33.32.

Adjusted EBITDA margin trend by region Adjusted EBITDA excludes special items and asset dispositions and margin is calculated by taking adjusted EBITDA divided by operating revenue

Historical U.K. SAR performance GAP and U.K. SAR operating results are included within our Europe-Caspian region results. EBITDA excludes corporate overhead allocations consistent with financial reporting. EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Historical fixed wing performance

$ in millions		FY14					FY15					FY16				
		Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Eastern	Op rev				$21.2	$21.2	$39.8	$39.5	$34.8	$30.7	$144.8	$34.1	$32.9	$27.3	$39.2	$133.5
	Adj EBITDA				2.8	2.8	6.9	7.5	3.8	3.3	21.6	5.7	5.8	2.7	-0.7	13.6
	Total rent				1.4	1.4	2.4	2.2	1.6	1.8	7.9	1.8	1.9	1.7	2.5	8.0
Airnorth	Op rev									11.4	11.4	21.5	21.6	17.9	14.3	75.4
	Adj EBITDA									0.7	0.7	3.9	2.9	3.2	2.4	12.4
	Total rent									1.4	1.4	2.1	2.0	2.0	2.1	8.1
Total	Op rev				21.2	21.2	39.8	39.5	34.8	42.0	156.2	55.6	54.5	45.2	53.6	208.9
	Adj EBITDA				2.8	2.8	6.9	7.5	3.8	4.0	22.2	9.7	8.7	5.9	1.6	25.9
	Total rent				1.4	1.4	2.4	2.2	1.6	3.2	9.3	3.9	3.9	3.7	4.6	16.1

$ in millions		FY17				
		Q1	Q2	Q3	Q4	Total
Eastern	Op rev	$30.9	$29.8	$25.1	$24.5	$110.4
	Adj EBITDA	1.5	0.3	-2.1	-4.3	-4.5
	Total rent	2.4	2.8	2.2	2.2	9.6
Airnorth	Op rev	19.7	21.5	18.7	17.2	77.1
	Adj EBITDA	3.5	3.2	1.1	-0.7	7.1
	Total rent	2.1	2.0	2.3	2.6	8.9
Total	Op rev	50.6	51.3	43.8	41.7	187.4
	Adj EBITDA	5.0	3.5	-0.9	-5.0	2.6
	Total rent	4.5	4.7	4.5	4.7	18.5

Fixed wing operating results are included within their respective regional results. EBITDA excludes corporate overhead allocations consistent with financial reporting. EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Bristow

TARGET ZERO

34

Adjusted EBITDA reconciliation Adjusted EBITDA excludes special items and asset dispositions

Adjusted EBITDA regional reconciliation Adjusted EBITDA excludes special items and asset dispositions

Rent by region

GAAP reconciliation See information about special items in 10-K or earnings release for Q4 FY17 These amounts are presented after applying the appropriate tax effect to each item and dividing by the weighted average shares outstanding during the related period to calculate the earnings per share impact

Bristow Value Added (BVA) BVA is computed by subtracting a capital charge (10.5%) for the use of gross invested capital from after tax operating cash flow GCF Return % is based on trailing twelve months after tax operating cash flows (Gross Cash Flow) over average quarterly gross invested capital (Gross Operating Assets) Refer to the following slide for additional details

Bristow Value Added (BVA)
Sample calculation for Q4 FY17 and Q4 FY16

Bristow Value Added = Gross Cash Flow – (Gross Operating Assets X Capital Charge)

BVA = GCF – (GOA x 10.5%[1])

Bristow Value Added calculation for Q4 FY17

$(38.0) = $60.1 – ($3,737* x 2.625%[1])

Bristow Value Added calculation for Q4 FY16

$7.0 = $93.0 – ($3,799* x 2.625%[1])

(in millions)

Gross cash flow reconciliation	Q4 FY16	Q4 FY17
Net income	$ (25)	$ (78)
Depreciation and amortization	57	26
Interest expense	10	16
Loss on extinguishment of debt	0	-
Interest income	(0)	(0)
Rent	51	56
Other income/expense-net	(3)	1
Gain/loss on asset sale	7	1
Special items	6	(3)
Tax effect from special items	(5)	40
Earnings (losses) from unconsolidated affiliates, net	(2)	(2)
Non-controlling interests	(8)	(2)
Gross cash flow before Líder	**$88**	**$55**
Gross cash flow - Líder proportional	4	5
Gross cash flow after Líder	**$93**	**$60**

(in millions)

Adjusted gross operating assets reconciliation	Q4 FY16	Q4 FY17
Total assets	$ 3,265	$ 3,114
Accumulated depreciation	540	600
Capitalized operating leases	564	544
Cash and cash equivalents	(104)	(97)
Investment in unconsolidated entities	(195)	(210)
Goodwill	(30)	(20)
Intangibles	(8)	(6)
Assets held for sale: net	(44)	(38)
Assets held for sale: gross	117	100
Adj. for gains & losses on assets sales	2	3
Accounts payable	(97)	(98)
Accrued maintenance and repairs	(22)	(23)
Other accrued taxes	(8)	(10)
Accrued wages, benefits and related taxes	(59)	(59)
Other accrued liabilities	(78)	(47)
Income taxes payable	(27)	(15)
Deferred revenue	(24)	(20)
ST deferred taxes	(2)	(1)
LT deferred taxes	(172)	(155)
Adjusted gross operating assets before Líder	**3,617**	**$ 3,563**
Adjusted gross operating assets - Líder proportional	181	174
Adjusted gross operating assets after Líder	**3,799**	**$ 3,737**

1) Quarterly capital charge of 2.625% is based on annual capital charge of 10.5%

Bristow

TARGET ZERO

40

Líder Bristow Value Added (BVA)
Sample calculation for Q4 FY17 and Q4 FY16

Bristow Value Added = Gross Cash Flow – (Gross Operating Assets X Capital Charge)

BVA = GCF – (GOA x 10.5%[1])

Bristow Value Added calculation for Q4 FY17

\$1 = \$5 – (\$174* x 2.625%[1])

Bristow Value Added calculation for Q4 FY16

\$1 = \$4 – (\$181* x 2.625%[1])

(\$ in millions)

Gross cash flow reconciliation	Q4 FY16	Q4 FY17
Net income (loss)	\$30	\$4
Depreciation and amortization	2	2
Rent	7	4
Interest expense	3	2
Interest income	(1)	(2)
FX (gains) losses	(2)	5
Other income/expense-net	(19)	(0)
Special Adjustment- remove Lider tax per income stmt.	(4)	(2)
Earnings (losses) from unconsolidated affiliates, net	(0)	-
Non-controlling Interests	-	-
Gross cash flow	**\$16**	**\$14**
Special item outside of Líder - add Bristow tax calc.	(6)	(1)
Gross cash flow	\$10	\$13
Líder proportional consolidation - GCF	**\$4**	**\$5**

(\$ in millions)

Adjusted gross operating assets reconciliation	Q4 FY16	Q4 FY17
Total assets	\$525	\$528
Cash and cash equivalents	(149)	(147)
Accumulated depreciation	54	70
Capitalized operating leases	149	83
Investments & escrow deposits	(40)	(49)
Intangibles	(3)	(4)
Intangibles, amortization	3	4
Other, non operating assets	(40)	(8)
Accounts payable	(23)	(33)
Other payables	(10)	(2)
Other accrued taxes	(6)	(6)
Accrued wages, benefits and related taxes	(9)	(13)
Income taxes payable	(9)	(4)
Deferred revenue	(9)	(3)
Adjusted gross operating assets	**\$433**	**416**
Líder proportional consolidation GOA	**\$181**	**\$174**

Bristow

1) Quarterly capital charge of 2.625% is based on annual capital charge of 10.5%

TARGET ZERO

41

Líder's adjusted EBITDA reconciliation Adjusted EBITDA excludes special items and asset dispositions

Líder leverage Adjusted EBITDA excludes special items and asset dispositions

Bank financial covenants

Adjusted EBITDA excludes gains and losses on dispositions of assets Debt does not include unamortized debt issuance cost Total leverage reconciliation

Bristow Group Inc. (NYSE: BRS) 2103 City West Blvd., 4th Floor Houston, Texas 77042 t 713.267.7600 f 713.267.7620 bristowgroup.com Contact us